UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2009

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                      Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.  Olin disclaims any intention or obligation to update or revise this information.

Attached as Exhibit 99.1 and incorporated herein by reference, is a copy of the Company's press release dated August 14, 2009, announcing pricing of its offering of $150 aggregate principal amount of Senior Notes (the “Senior Notes”) that will mature on August 15, 2019.  The Senior Notes will have an interest rate of 8.875% and will be issued at 99.19% of par value, providing a yield to maturity to investors of 9.0%.  Interest will be paid semi-annually on the 15th day of February and August beginning February 15, 2010. The Senior Notes will be sold pursuant to Olin’s shelf registration statement on file with the Securities and Exchange Commission.  The managing underwriters and joint book-running managers for the transaction are Citi and Banc of America Securities LLC, and the co-manager is Wells Fargo Securities, LLC.  Proceeds from the Senior Notes will be used to further strengthen the corporation’s long term liquidity given uncertain economic times.

Item 9.01.                      Financial Statements and Exhibits

(d) Exhibit No.	Exhibit
99.1	Press Release dated August 14, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            OLIN CORPORATION

            By:    /s/ George H. Pain
                     Name: George H. Pain
                     Title:   Vice President, General Counsel and Secretary

Date:  August 14, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated August 14, 2009